FIRST AMENDMENT TO
SECURITY AND LOAN AGREEMENT
BETWEEN MONTEREY PASTA COMPANY
AND IMPERIAL BANK DATED JULY 23, 1998


This First Amendment ("Amendment") amends that certain Security and Loan Agreement and the Addendum thereto (the "Addendum"), dated July 23, 1998, by and between Monterey Pasta Company ("Borrower") and Imperial Bank ("Bank") (collectively, the Security and Loan Agreement and the Addendum are referred to herein as the "Agreement") as follows:


1. A new Paragraph 5.e is hereby added to the Agreement to read in its entirety as follows:

"Year 2000 Compliance. Borrower and its subsidiaries, as applicable, have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a material adverse effect upon their financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates on or after December 31, 1999."

2. Paragraph 9.a of the Addendum is hereby amended to read in its entirety as follows:

"At all times maintain a minimum tangible net worth (meaning excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, less its liabilities, plus subordinated debt) of not less than $5,500,000. The minimum tangible net worth shall increase by $200,000 each fiscal quarter end beginning March 31, 1999."

3. Paragraph 9.b of the Addendum is hereby amended to read in its entirety as follows:

"At all times maintain a maximum ratio of total debt to tangible net worth (total liabilities less subordinated debt divided by tangible net worth), not to exceed 1.20:1."

4. Paragraph 9.d of the Addendum is hereby amended to read in its entirety as follows:

"At all times maintain a current ratio (current assets divided by current liabilities) of not less than 1.10:1."

4. 5. Paragraph 9.e of the Addendum is hereby amended to read in its entirety as "Intentionally Omitted."

6. A new Paragraph 9.o is hereby added to the Agreement to read in its entirety as follows:

"Year 2000 Compliance. Perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors whose compliance is likely to be material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time require."

7.      Except as provided above, the Agreement remains unchanged.

8. This amendment is effective as of March 12, 1999, and the parties hereby confirm that the Credit Agreement as amended is in full force and effect.


Monterey Pasta Company                          Imperial Bank
"BORROWER"                                      "BANK"

By: /s/ STEPHEN L. BRINKMAN          By: /s/ BRIAN C. SANTOS

  _______________________              ____________________________
      Stephen L. Brinkman                     Brian C. Santos
Title: CFO and Secretary                Title:  Vice President


By: /s/ R. LANCE HEWITT
  _______________________
       R. Lance Hewitt
Title:  CEO and President